                                                                    EXHIBIT 23.2



         We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 6, 1998, in the Registration Statement (Form S-1) and related Prospectus of Cybernet Internet Services International, Inc. for the registration of 1,500,000 shares of its common stock.



                                                 /s/ SCHITAG ERNST & YOUNG AG
                                                 ----------------------------
                                                 Schitag Ernst & Young AG

Munich, Germany


November 4, 1998